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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant / /
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/x/	Definitive Proxy Statement
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/ /	Soliciting Material Pursuant to §240.14a-12
EARL SCHEIB, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Earl Scheib, Inc. 8737 Wilshire Boulevard Beverly Hills, California 90211

Notice of Annual Meeting of Shareholders
To the Shareholders of
EARL SCHEIB, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of EARL SCHEIB, INC. (the "Company") will be held in the Ventura Room at the Radisson Valley Center Hotel located at 15433 Ventura Blvd., Sherman Oaks, California on Thursday, August 30, 2001 at 10:00 a.m., for the following purposes:

  (1)
  To elect six directors, each for a term of one year and until their successors shall have been duly elected and qualified.

  (2)
  To transact such other business as may properly come before the meeting and any adjournments thereof.

    Only shareholders of record at the close of business on July 6, 2001 are entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournments thereof.

    Your attention is called to the Proxy Statement and accompanying Proxy Card. You are requested, whether or not you plan to be present at the meeting, to sign, date and return the Proxy Card in the enclosed envelope, to which no postage need be affixed if mailed in the United States. If you attend the Annual Meeting, you may withdraw your proxy and vote your own shares at the meeting.

    A copy of the 2001 Annual Report of the Company accompanies this Notice but is not a part of the proxy solicitation material.

By order of the Board of Directors
David I. Sunkin Vice President & General Counsel, Secretary

Beverly Hills, California
July 27, 2001

IF YOU PLAN TO ATTEND:

    Please note that attendance is limited to shareholders only. Each shareholder may be asked to present valid picture identification. Shareholders holding stock in brokerage accounts ("street name") will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date to gain admission to the meeting.

    Earl Scheib, Inc. is listed and traded on the American Stock Exchange (Symbol "ESH").

Earl Scheib, Inc.
8737 Wilshire Boulevard
Beverly Hills, California 90211

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
To be Held August 30, 2001 at 10:00 a.m.

    The accompanying Proxy is solicited by the Board of Directors of Earl Scheib, Inc. (the "Company"), to be used at the Annual Meeting of Shareholders to be held on Thursday, August 30, 2001 and any adjournment thereof (the "Meeting"). Shares represented by valid Proxies in the enclosed form will be voted as specified if executed and received in time for the Meeting. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO BEING VOTED BY DELIVERING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

    This Notice of Annual Meeting and Proxy Statement is being mailed to shareholders on or about July 27, 2001.

VOTING SECURITIES

    Only shareholders of record at the close of business on July 6, 2001, are entitled to notice of and to vote at the Meeting, each share having one vote. In electing directors, shareholders may vote in favor of all nominees, withhold their votes from all nominees or withhold their votes from specific nominees. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed Proxy will be voted FOR the election of all nominees. Directors will be elected by a plurality of votes cast by holders of shares of Common Stock voting in person or by Proxy at the Meeting. Approval of any other proposals will require the affirmative vote of the holders of a majority of shares of Common Stock voting in person or by Proxy at the Meeting. Broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote. On the record date, the Company had issued and outstanding 4,358,682 shares of Common Stock, par value $1.00.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table indicates the number of shares of the Company's Common Stock beneficially owned as of June 29, 2001, by (i) all persons known to the Company who own more than 5% thereof, (ii) all directors of the Company, and (iii) all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)		Percent of Outstanding Shares
Dimensional Fund Advisors, Inc 1229 Ocean Avenue, Suite 650 Santa Monica, CA 90401	333,900	(b)	7.7%
Gabelli Funds, Inc. and Affiliates One Corporate Center Rye, NY 10580	1,601,193	(c)	36.7%
Estate of Earl A. Scheib c/o Greg Kling Kling, Lee & Patrick 12750 Center Court Dr. #250 Cerritos, CA 90703	594,300		13.6%
Lawndale Capital Management, LLC 1 Sansome Street # 3900 San Francisco, CA 94104	413,500	(d)	9.5%
Enterprise Group of Funds 3343 Peachtree Rd., #450 Atlanta, GA 30326	310,000		7.1%
Christian K. Bement	351,500	(e)	8.0%
Stuart D. Buchalter	30,000	(f)	*
Phillip Wm. Colburn	274,500	(g)	6.3%
Alexander L. Kyman	23,500	(h)	*
Daniel A. Seigel	125,000	(i)	2.9%
Gregory Helm	7,500	(j)	*
All directors, nominees for director and executive officers as a group (10 persons)	915,397		21.0%

*
Indicates ownership of less than 1% of the Company's Common Stock

(a)
Except as noted below, each of such beneficial owners exercises sole voting and investment power over all shares shown. Amounts include shares owned outright plus shares which could be acquired on or before August 28, 2001.

(b)
According to a Securities and Exchange Commission Schedule 13D, dated February 2, 2001. Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment adviser or manager, Dimensional possesses both voting and/or investment power over the securities of the Company that are owned by the Funds. All securities are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(c)
According to a Securities and Exchange Commission Schedule 13D, dated June 14, 2000, Gabelli Funds, Inc. and its affiliates hold all such shares for the benefit of their clients. Gabelli Funds, Inc. claims beneficial ownership of all 1,601,193 shares except for 9,460 shares owned by Mario J. Gabelli as an individual.

(d)
According to a Securities and Exchange Commission Schedule 13D, dated December 19, 2000.

(e)
Includes 51,500 shares owned outright and 300,000 shares which may be acquired upon the exercise of employee stock options which are presently exercisable.

(f)
Includes 20,000 shares owned outright and 10,000 shares which may be acquired upon the exercise of directors' stock options which are presently exercisable. Mr. Buchalter acted as co-executor of the Estate of Earl A. Scheib through December 31, 2000.

(g)
Includes 4,500 shares owned outright, 20,000 shares which may be acquired upon the exercise of directors' stock options and 250,000 shares which, as of June 29, 2001 could have been acquired upon the exercise of employee stock options which are presently exercisable. On July 20, 2001 Mr. Colburn forfeited his option to purchase 100,000 shares of employee stock options. The effect of the forfeiture is not reflected in the table.

(h)
Includes 1,000 shares owned by a trust of which Mr. Kyman is one of two trustees, 2,500 shares in an Individual Retirement Account and 20,000 shares which may be acquired upon the exercise of directors' stock options which are presently exercisable.

(i)
Includes 100,000 shares owned outright and 25,000 shares which may be acquired upon the exercise of directors' stock options which are presently exercisable.

(j)
Includes 2,500 shares owned outright and 5,000 shares which may be acquired upon the exercise of directors' stock options which are presently exercisable.

ELECTION OF DIRECTORS

    Six persons are to be elected to the Board of Directors, each for a term of one year, commencing on the date of the Meeting and continuing until the Annual Meeting of Shareholders to be held in 2002 and until their successors have been duly elected and qualified. Of the six nominees, Philip Wm. Colburn and Christian Bement may be deemed "controlling persons" of the Company.

    All of the nominees are currently serving as directors of the Company. In the event that any nominee for director would become unavailable, it is intended that votes will be cast, pursuant to the enclosed Proxy, for such substitute nominee as may be nominated by the Board of Directors. The Board of Directors has no present knowledge that any of the persons named will be unavailable to serve.

Information Concerning Directors and Nominees to Board of Directors

    The following table sets forth the principal occupation or employment and principal business of the employer, if any, of each director of the Company, as well as his age, business experience, other directorships held by him and the period during which he has previously served as director of the Company:

Name, Age and Present Position	Principal Occupation for the Past Five Years; Other Directorships; Business, Experience
Philip Wm. Colburn, 72 Chairman of the Board	A director since June 1992, Mr. Colburn was elected Chairman of the Board of the Company effective January 1, 1999. Mr. Colburn has more than 40 years experience in the automotive industry. Since March 1988, Mr. Colburn has served as the Chairman of the Board of Allen Telecom, Inc. (NYSE), which is a manufacturer of telecommunications products. Mr. Colburn is also a Director of Superior Industries International, Inc. (OEM wheels and custom auto accessories), and Transpro, Inc. (manufacturer and supplier of automotive components and systems).
Christian K. Bement, 59 President and Chief Executive Officer, Director
Mr. Bement became President and Chief Executive Officer on January 1, 1999. Mr. Bement previously served the Company as its Executive Vice President and Chief Operating Officer since February 1995 and became a director in 1997. Prior thereto and for over 25 years, Mr. Bement served in various senior executive positions at Thrifty Corporation, most recently, from 1990-1994, as Executive Vice President.
Stuart D. Buchalter, 63 Director
Stuart Buchalter has served as a director of the Company since 1997. Mr. Buchalter has been Of Counsel with the California law firm of Buchalter, Nemer, Fields & Younger, a Professional Corporation, since August 1980. He has been a principal of East-West Capital Associates, Inc., a venture capital investment firm, since February 1996. Mr. Buchalter is a director of The Warnaco Group, Inc., an apparel manufacturer and City National Corp., the holding company for City National Bank. He is also Chairman of the Board of Trustees of Otis College of Art and Design. Mr. Buchalter is Chairman of the Company's Audit Committee and, since July, 2001, a member of the Compensation Committee. Mr. Buchalter acted as Co-executor of the Estate of Earl A. Scheib through December 31, 2000 and is the uncle of David I. Sunkin, the Company's Vice President & General Counsel.
Alexander L. Kyman, 71 Director
A director since August 1994, Mr. Kyman from 1984 to 1992 was President of City National Bank (commercial bank). From 1992 through 1993, Mr. Kyman was Vice Chairman of City National Bank. Currently, Mr. Kyman is a business and financial consultant. Mr. Kyman is currently a member of the Company's Audit Committee and Chairman of the Compensation Committee.

Gregory J. Helm, 53 Director
A director since April 2000, Mr. Helm had been, since 1994 to early 2000 (when he sold the company), co-founder and President of Houston Helm and Company, a nationally recognized advertising agency and graphic design firm. Mr. Helm currently operates his own firm, Helm Consulting Group, Inc. and is also Executive Vice President of Captive Media, Inc. Mr. Helm is currently a member of the Company's Audit Committee and Compensation Committee.
Daniel A. Seigel, 59 Director
A director since November 1994 when Mr. Seigel was employed as the Company's President and Chief Executive Officer. Mr. Seigel, since 2000, has been Chairman and Chief Executive Officer of Hartleigh Creations, Inc. (a promotional products company). Mr. Seigel resigned as President and Chief Executive Officer of the Company on December 31, 1998.

THE BOARD OF DIRECTORS

Meetings, Organizations and Remuneration

    During the Fiscal year ended April 30, 2001 ("Fiscal 2001"), the Board of Directors met six (6) times. For their services on the Board during Fiscal 2001, all non-employee directors were paid $18,000 as a retainer which includes compensation for all regular, special and committee meetings. Compensation is payable $9,000 in cash and $9,000 in the form of Company Common Stock based upon the closing price of the stock on the AMEX on the day following the Company's Annual Meeting or $4.00 which ever is greater. Since January 1, 2001, Mr. Colburn is paid $48,000 (reduced from $60,000) per year for his services and was granted an option to purchase 250,000 shares of the Company's common stock during the Fiscal Year ended April 30, 1999. On July 20, 2001, Mr. Colburn forfeited his option to purchase 100,000 shares of Company common stock. During Fiscal 2001, the Board eliminated further payment of fees for special and committee meetings. Each director attended at least 75% of all Board and applicable committee meetings.

Audit Committee

    The Audit Committee has adopted a charter pursuant to which it (i) recommends to the Board of Directors a firm of independent certified public accountants to conduct the annual audit of the Company's books and records; (ii) reviews with such accounting firm the scope and results of the annual audit; (iii) reviews the adequacy of the Company's system of internal accounting controls with such independent accountants; (iv) reviews fees charged by the independent accountants for professional services; and (v) reviews pronouncements as to accounting standards for their applicability to the Company.

    The Company's independent public accountants are invited to attend meetings of the Audit Committee and certain members of management may also be invited to attend. The Audit Committee consists of three non-employee directors, Messrs. Stuart D. Buchalter, who acts as Chairman, Alexander L. Kyman and Greg Helm. The Committee met five (5) times during Fiscal 2001.

    In Fiscal 2001, the Audit Committee approved and adopted a new Audit Committee Charter, which is attached to this Proxy Statement as Exhibit A.

Compensation Committee

    The Compensation Committee reviews and approves all salary arrangements and other compensation for officers of the Company. The Compensation Committee during Fiscal year 2001 consisted of two non-employee directors, Messrs. Alexander L. Kyman, who acts as Chairman, and Gregory Helm. The Compensation Committee did not formally meet during Fiscal 2001, but took various actions at two meetings of the Board of Directors. In July, 2001 Mr. Stuart Buchalter was appointed to the Compensation Committee.

Compensation Committee Interlock And Insider Participation

    No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during the year. None of the executive officers of the Company has served on the Board of Directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

Nominating Committee

    The Nominating Committee, composed of Messrs. Colburn, Bement and Seigel, is responsible for soliciting recommendations for candidates for the Board of Directors; developing and reviewing background information for candidates; and making recommendations to the Board regarding such candidates. The Nominating Committee did not meet during Fiscal 2001.

EXECUTIVE COMPENSATION

    The following tables and narrative text discuss the compensation paid in Fiscal 2001 and the two prior fiscal years to the Company's Chief Executive Officer and the Company's other executive officers whose disclosure of compensation is required pursuant to the rules of the Securities and Exchange Commission (the "Named Executives").

SUMMARY COMPENSTAION TABLE

		Annual Compensation		Long-Term Compensation
					All Other Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)
					(5)
Christian K. Bement President & Chief Executive Officer(1)	2001 2000 1999	220,000 220,000 190,063	0 0 0	100,000	4,400 3,200
Charles E. Barrantes Vice President & Chief Financial Officer(2)	2001 2000	155,008 116,255	0 0	50,000
David I. Sunkin Vice President & General Counsel, Secretary(3)	2001 2000 1999	130,005 130,005 115,920	0 0 12,000	20,000	3,293 2,383
James Smith Vice President—Shop Operations	2001 2000 1999	113,058 109,038 112,052	0 0 0		4,755 2,087
John K. Minnihan Vice President—Finance(4)	2001	104,004	0		10,032

(1)
Prior to January 1, 1999, Mr. Bement served as Executive Vice President and Chief Operating Officer. Mr. Bement is entitled to termination benefits under certain circumstances.

(2)
Reflects 9 months of service.

(3)
Mr. Sunkin is entitled to termination benefits under certain circumstances. Mr. Sunkin is the nephew of Stuart D. Buchalter, a director of the Company.

(4)
Mr. Minnihan was elected as an Officer of the Company in December, 2000.

(5)
The amounts shown in this column are as follows: Mr. Bement $4,400 as a matching contribution by the Company under the Earl Scheib Inc. Employee Savings Plan ("401-K"); Mr. Sunkin $1,950 as Company matching contribution to his 401-K Plan and $1,343 for the payment of Life Insurance premium; Mr. Smith $2,221 as Company matching contribution to his 401-K Plan, $1,000 for the payment of Life Insurance premium and $1,534 for payment of Supplemental Employee Retirement Plan ("SERP") premium for the benefit of Mr. Smith; and Mr. Minnihan $2,124 as Company matching contribution to his 401-K Plan, $3,000 for the payment of Life Insurance premium and $4,808 for payment of SERP premium for the benefit of Mr. Minnihan.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

    The following table sets forth below information with respect to previously granted options which were exercised (if any) or which remain outstanding for the Named Executives.

			Number of Unexercised Options at FY-End (#)		Value of Unexercised In-the Money Options (1)
Name	On Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Christian K. Bement	0	0	300,000	0	0	0
Charles E. Barrantes	0	0	0	50,000	0	0
David I. Sunkin	0	0	50,000	0	0	0
James E. Smith	0	0	22,500	750	0	0
John K. Minnihan	0	0	26,500	4,500	0	0

(1)
Value based upon $2.65 closing price per share of Common Stock on April 30, 2001.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

    The Report of the Compensation Committee shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") is responsible for administering the executive compensation plans and programs of the Company including the 1994 Performance Employee Stock Option Plan and for making recommendations to the Board of Directors regarding the compensation and benefits provided to the Chief Executive Officer and the other executive officers. Each member of the Compensation Committee, whose names are set forth below this report, is an independent director of the Company.

Compensation Policies

    The Company's executive compensation programs are designed to:

  1.
  Motivate executive officers to enhance the Company's performance for the benefit of its shareholders.

  2.
  Reward executives for superior individual contributions to the achievement of the Company's business objectives.

  3.
  Align the interests of the Company's executive officers and key employees with the interests of its shareholders through equity and performance based compensation programs.

    For Fiscal 2001, the key elements of the compensation program for executive management were base salary, cash bonuses and stock option grants. The Compensation Committee reevaluates executive compensation periodically to institute compensation packages which relate in part to overall Company performance and are similar to compensation packages awarded to similar positions in the industry. The Compensation Committee has previously retained an independent executive compensation consulting firm to evaluate the competitive position and structure of the Company's executive compensation plans and programs.

Base Salary

    Base salary levels generally are determined on the Compensation Committee's assessment of prevailing levels among similarly sized and situated publicly-held companies. The Compensation Committee also considers other factors, including the Company's financial performance, the depth of the duties and functions of each of the Named Executives, the individual executives performance for the year, other benefits available to the Named Executives and the recommendations of the Company's Chief Executive Officer. The base salary is deemed to have been appropriate by the Compensation Committee in view of the value of stock options granted and the prior and expected contributions of the Named Executives to the Company's development.

Annual Performance Bonus Plan

    The Company utilizes an annual performance bonus plan entitled Management By Objectives ("MBO"). Under the MBO, annual incentives are established for the Named Executives, all other executives and certain key employees of the Company. The actual award is based on Company performance and individual performance, and may be greater or less than the target annual incentive. If the Company does not meet a threshold level of performance, no awards may be granted with the exception of discretionary annual bonuses discussed below. Generally, an individual's target award is calculated by assigning various weights to objective performance criteria such as sales increases, profit growth and individual objectives. Payments made under this Plan are earned and made in the Fiscal year following the Fiscal year in which the performance occurred. No payments were made under this plan during Fiscal 2001 since the Company did not achieve the required threshold.

Discretionary Annual Bonuses

    Discretionary bonuses may be granted by the Company to executive officers for exceptional individual performance.

Equity Based Plans

    Stock options provide executives with the opportunity to buy and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's stock. Stock options only have value if the stock price appreciates in value from the date the options are granted.

    In 1994, the shareholders adopted, and amended in 1996, the Earl Scheib, Inc. 1994 Performance Employee Stock Option Plan (the "1994 Performance Plan"). The 1994 Performance Plan was adopted to better align the interests of the Company's management and employees with those of the shareholders. Options will be granted to key employees who have made and are expected to continue to make valuable contributions to the Company. Options are typically granted at fair market value or higher on the date of grant and typically vest over a two and one-half to four year period.

    In addition, the shareholders, in 1994, adopted the Earl Scheib, Inc. 1994 Board of Directors Stock Option Plan (the "1994 Directors Option Plan") to provide an equity based incentive to the Company's non-employee directors. The 1994 Directors Option Plan provides that each independent director shall be eligible for an initial grant of options to purchase 10,000 shares of Common Stock at the fair market value on the date of grant and vest over a four year period. In 1996, the shareholders approved an amendment to the 1994 Directors Option Plan to further link the interests of the directors with those of the shareholders. The 1996 Amendment encourages ownership in the Company by providing the directors an opportunity to receive a grant of an additional option to purchase four times the number of shares of Company Common Stock the director purchases on the open market (up to a maximum of an option to purchase 10,000 shares).

Compensation of the Chief Executive Officer

    Mr. Bement was elected President and Chief Executive Officer on January 1, 1999. Mr. Bement previously served the Company as its Executive Vice President and Chief Operating Officer at an annual salary of $170,000. As a result of Mr. Bement's promotion and increase in duties and responsibilities, the Committee increased his salary to $220,000 and granted him stock options to purchase up to an additional 100,000 shares of Common Stock. The Compensation Committee considered compensation packages provided for similar positions in similar industries in arriving at Mr. Bement's compensation package. All of the options were granted at the closing price of the Common Stock on the American Stock Exchange on the date of Mr. Bement's election and vested over a 30-month period. Mr. Bement participates in the MBO to the same extent as the prior CEO which allows Mr. Bement to earn up to 50% of his salary, as bonus, if the Company meets certain financial performance targets.

    Mr. Bement serves the Company in an "at-will" capacity pursuant to an Employment Agreement which provides for termination benefits under certain circumstances.

                      Alexander L. Kyman, Chairman
                      Gregory J. Helm

Audit Committee Report

    The Board of Directors maintains an Audit Committee comprised of three of the Company's outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rules of the American Stock Exchange ("AMEX") that govern audit committee composition, including the requirements that (i) audit committee members all be "independent directors" as that term is defined by AMEX and (ii) the member possess suitable financial literacy.

    The Audit Committee oversees the Company's financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Board has adopted a written Charter of the Audit Committee, a copy of which is attached as Exhibit A hereto.

    The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

    The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held five meetings during Fiscal 2001.

Principal Accounting Firm Fees

    The following table sets forth the aggregate fees billed to the Company for the Fiscal 2001 by the Company's principal accounting firm, Arthur Anderson, LLP.

Audit Fees	$109,240
Tax Fees	$86,000
Other Fees	$0

                      Stuart D. Buchalter, Chairman
                      Alexander L. Kyman
                      Gregory J. Helm

Performance Graph

    The Performance Graph below compares total cumulative return on the Company's Common Stock, the AMEX Market Value Index and a Peer Group.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG EARL SCHEIB INC., THE AMEX MARKET VALUE INDEX
AND A PEER GROUP

*
$100 INVESTED ON 4/30/96 IN STOCK OR INDEX—INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING APRIL 30.

Section 16(a) Reporting Delinquencies

    Under federal securities laws and rules of the Securities and Exchange Commission, directors and executive officers of the Company, as well as persons holding more than 10% of the Company's outstanding shares of Common Stock, are required to file reports showing their initial ownership of the Company's Common Stock and any subsequent changes in that ownership with the Securities and Exchange Commission and the American Stock Exchange by certain specified due dates. Based solely on the Company's review of copies of such reports furnished to the Company and written representations that no other reports were required to be filed, during Fiscal 2001, all such reports that were required were filed on a timely basis.

Certain Relationships and Related Transactions

    Mr. Buchalter, a director of the Company, is of Counsel to the law firm of Buchalter, Nemer, Fields & Younger which provided legal services to the Company during Fiscal 2001 and may do so in the future.

Advance Notice Procedures

    Under the Company's bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting (which includes shareholder proposals that the Company is required to include in its Proxy Statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934), or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered notice to the Company (containing certain information specified in the bylaws), not less than 90 or more than 120 days prior to the first anniversary of the preceding year's annual meeting. These requirements are separate from and in addition to the SEC's requirements that a shareholder must meet in order to have a shareholder proposal included in the Company's Proxy Statement.

Shareholder Proposals for the 2002 Annual Meeting

    Shareholders interested in submitting a proposal for inclusion in the Proxy materials for the Company's annual meeting of shareholders in 2002 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by the Company's Secretary no later than March 29, 2002.

Other Business

    The Board of Directors is not aware of any matter which may properly be presented for action at the Meeting other than the matters set forth herein, but, should any other matter requiring a vote of the shareholders arise, it is intended that the proxies in the accompanying form will be voted in respect thereof in accordance with the best judgment of the person or persons voting the proxies, discretionary authority to do so being included in the Proxy, in the interests of the Company.

Proxies and Solicitations

    Proxies for the Meeting are being solicited by mail directly and through brokerage and bank institutions. The Company will pay all expenses in connection with the solicitation of proxies. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company personally, by telephone, or by telegraph. The Company does not expect to pay any fees or compensation for the solicitation of proxies but may reimburse brokers and other persons who hold stock in their names, or in the names of nominees, for their expenses in sending Proxy material to principals and obtaining their proxies.

Availability of Form 10-K

    The Company's Annual Report on Form 10-K for Fiscal 2001, including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission, will be furnished to shareholders upon written request without charge. A copy may be requested by writing to David I. Sunkin, Vice President, Earl Scheib, Inc., 8737 Wilshire Boulevard, Beverly Hills, California 90211.

By order of the Board of Directors
David I. Sunkin Vice President & General Counsel, Secretary

Beverly Hills, California
July 27, 2001

EXHIBIT A

CHARTER OF THE AUDIT COMMITTEE
OF
EARL SCHEIB, INC.

AUTHORITY

    The Audit Committee of Earl Scheib, Inc. (the "Company"), shall be composed of not less than three "independent" directors, who shall be "financially literate", as shall be determined by the Board of Directors (the "Board"), and is a standing committee of the Board. The purpose of the Committee is to assist the Board in fulfilling its statutory and fiduciary responsibilities.

    The Audit Committee shall have unrestricted access to personnel and records and will be given the resources necessary to discharge its responsibilities. The Audit Committee will meet on a regular basis and call such special meetings as may be required and will maintain written minutes of such meetings.

RESPONSIBILITIES

FINANCIAL REPORTING:

    The Audit Committee is responsible for overseeing the Company's financial reporting process. It is vested with the responsibility to make reasonable inquiries that financial disclosures made by management reasonably reflect the Company's financial condition and results of operations and to recommend to the Board the inclusion of the annual audited financial statements in the Company's annual report. (EXHIBIT I)

CORPORATE GOVERNANCE:

    The Audit Committee shall make reasonable inquiries of management to ensure that the Company is in reasonable compliance with all pertinent laws and regulations, is conducting its affairs ethically and is maintaining effective controls preventing employee conflict of interest and fraud. (EXHIBIT II)

INTERNAL CONTROL AND OTHER MATTERS:

    The Audit Committee is responsible for ongoing oversight with respect to the effectiveness of the Company's internal controls. It will fulfill this responsibility without unnecessary or inappropriate intervention with the prerogatives of corporate management. (EXHIBIT III)

EXHIBIT I

FINANCIAL REPORTING

To accomplish its Financial Reporting objectives, the Audit Committee will:

  Oversee the external audit process, including:

    Annual evaluation and selection of the independent public accountants;
    Auditor engagement letters and estimated fees;
    Review and ensure of accountant's independence;
    Monitoring of the scope and results of the audit;
    Review of auditor's performance;
    Review of nonaudit services performed by independent public accountants.

  Review accounting policies and policy decisions with management and the independent public accountants.

  Review the financial statements with management and the independent accountants.

  Discuss with the independent auditors, on at least an annual basis, the quality of the Company's accounting principles, as applied in its financial reporting.

  Ensure compliance with applicable requirements of the Federal and State laws.

  Review the substance of any significant accounting accruals and reserves or estimates made by management that could have a material impact on the financial statements.

  Ask management and the independent public accountants if there were any significant reporting operational issues affecting the financial statements that were discussed during the accounting period and, if so, how they were resolved.

  Arrange for periodic reports from management and the independent public accountants to assess the impact of significant regulatory changes and accounting or reporting developments proposed by the Financial Accounting Standards Board or the Securities and Exchange Commission or any other significant matters that may affect the Company.

  Obtain from management a notification of issues and responses whenever a second opinion is sought from an independent public accountant.

  Confirm to the independent public accountants that their ultimate accountability is to the Committee and the Board.

EXHIBIT II

CORPORATE GOVERNANCE

To accomplish its Corporate Governance objectives, the Audit Committee will:

  Review corporate policies relating to compliance with laws and regulations, ethics, conflict of interest and the investigation of misconduct or fraud.

  Review significant cases of employee conflict of interest, misconduct or fraud.

  Review in-house policies and procedures for regular review of officers' expenses and perquisites, including use of corporate assets.

  Review and approve the internal audit charter that explains the functional and organizational framework for providing services to management and to the Audit Committee, including the purpose, responsibility, authority and reporting relationships of the internal audit function, its budget and review schedules.

  Review current and pending litigation or regulatory proceedings bearing on corporate governance to which the Company is a party.

  Meet periodically with legal counsel to the Company, to confidentially discuss matters that may have a significant impact on the Company.

EXHIBIT III

INTERNAL CONTROL AND OTHER MATTERS

To accomplish its Internal Control objectives, the Audit Committee will:

  Determine the extent to which the planned audit scope of the independent public accountants can be relied on to detect fraud or weaknesses in internal controls, and review management's plans to monitor compliance with these internal controls.

  Discuss with the independent public accountants their review of the Company's electronic data processing procedures and controls and inquire about specific security programs to protect against computer fraud or misuse, both within and outside the Company.

  Meet privately with the independent public accountants to discuss pertinent matters including quality of management, financial accounting and internal audit personnel, and to determine if any restrictions have been placed by management on the scope of the examination or if there are other matters that should be discussed with the Audit Committee.

  Direct special investigations into significant matters brought to the Audit Committee's attention within the scope of its duties.

  Review and reassess this Charter annually and propose to the Board of Directors any recommended changes.

  Report the activities of the Audit Committee to the Board of Directors.

PROXY	EARL SCHEIB, INC.

   Solicited on behalf of the Board of Directors of EARL SCHEIB, INC. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on August 30, 2001 at 10:00 A.M., at the Radisson Valley Center Hotel, 15433 Ventura Boulevard, Sherman Oaks, California.

   The undersigned hereby appoints John K. Minnihan and David I. Sunkin, or either one of them, as proxies, with full power of substitution, to vote all shares of Common Stock of the Company held of record by the undersigned on July 6, 2001 at the Meeting or at any adjournments thereof, on the proposal set forth below and in their discretion upon such other business as may properly come before the Meeting.

   The Board of Directors recommends a vote FOR all nominees listed in Proposal 1.

1.	ELECTION OF DIRECTORS	/ / FOR all nominees listed below (except as marked to the contrary below)	/ / WITHHOLD AUTHORITY to vote for all nominees listed below.

Christian K. Bement Stuart D. Buchalter Philip Wm. Colburn Gregory J. Helm Alexander L. Kyman Daniel A. Seigel

(INSTRUCTION: To withhold authority for any individual write that nominee's name on the line provided below)

(Please sign and date on reverse side)

(Continued from the front side of card)

2.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting. This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is given, this Proxy will be voted for all nominees listed in Proposal 1. All proxies heretofore given by the undersigned are hereby revoked. Receipt of the Proxy Statement dated July 27, 2001 is acknowledged.

   Please mark, sign, date and return this Proxy in the accompanying prepaid envelope.

                            Date: ________________________________, 2001

                            ________________________________________
                            (Signature)

                            ________________________________________
                            (Signature)

                            Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please include full title.

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VOTING SECURITIES
SUMMARY COMPENSTAION TABLE
Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG EARL SCHEIB INC., THE AMEX MARKET VALUE INDEX AND A PEER GROUP
  EXHIBIT A
CHARTER OF THE AUDIT COMMITTEE OF EARL SCHEIB, INC.
EXHIBIT I FINANCIAL REPORTING
EXHIBIT II CORPORATE GOVERNANCE
EXHIBIT III INTERNAL CONTROL AND OTHER MATTERS